EXHIBIT 10.1
------------


                     ADVISORY AND NON-COMPETITION AGREEMENT
                     --------------------------------------


         This Advisory and Non-Competition Agreement (hereinafter sometimes referred to as the "Agreement"), as of November 1, 2004, is by and between Toll Brothers, Inc. (hereinafter "Company") and Bruce E. Toll (hereinafter "BET").

         WHEREAS, BET, a founder of the Company, was employed by the Company for many years as its President, Chief Operating Officer and Secretary and in various capacities with respect to the Company's subsidiaries, and, more recently, has been and continues to be retained under a Consulting and Non-Competition Agreement, dated March 5, 1998, as amended by an Amendment Agreement, dated June 6, 2000 (sometimes referred to herein collectively as "Original Consulting Agreement").

         WHEREAS, BET's term under the Original Consulting Agreement expires as of October 31, 2004;

         WHEREAS, the Company desires to have the valuable and special knowledge, expertise and services of BET available to the Company on a continuing basis after expiration of the Original Consulting Agreement, and the Company further desires that BET preserve the Company's confidences and not compete with the Company upon termination of his services under this Agreement or otherwise; and

         WHEREAS, BET, during his many years of service with the Company in executive and other capacities, has gained knowledge and received information concerning the Company's business and operations of a proprietary and confidential nature;

         WHEREAS, in recognition of BET's continuing contributions to the Company and in exchange for BET's covenants contained herein, the Company desires to employ BET and provide him with the benefits contained in this Agreement.

         NOW, therefore, in consideration of the mutual obligations and promises contained herein, and intending to be legally bound, Company and BET hereby agree as follows:

         1. Recitals. The foregoing recitals are hereby incorporated by reference as if set forth fully herein.

         2. Services; Term, and Title. During the three (3) year period commencing November 1, 2004 and ending October 31, 2007 (hereinafter "Term," which shall include any written extensions), the Company agrees to employ BET as follows: BET agrees to make himself available to the Company and, in particular, to the Chairman of the Board and Chief Executive Officer of the Company ("Chairman"), on a reasonable basis and at reasonable times and places so as not to interfere with BET's other business interests, to consult with the Company and the Chairman concerning matters within his knowledge or expertise. BET's services shall, among other things, include providing advice, assistance, information and recommendations with regard to suitable investments to be made by the Company relating to or compatible with the real estate industry. BET's title, in connection with his services hereunder, shall be Special Advisor to the Chairman.

         3. Compensation. In consideration of BET's continued availability and services to the Company, as provided in Paragraph 2, hereof, and in further consideration other agreements of BET herein, including BET's covenants as set forth in Paragraphs 6, 7, 8 and 9, hereof, the Company agrees to pay BET the sum of $675,000 during each year of the Term, payable in accordance with the Company's regular pay schedule (which is currently every two weeks).

         4. Health Insurance. BET will continue to be entitled during the term of this Agreement to group health insurance of the type and amount currently being provided to Company executives.

         5. Termination.

            (a) Except as provided in Paragraph 5(b), hereof, in the event, and at such time as, (i) BET's services are terminated by the Company before the end of the Term or (ii) this Agreement is not renewed or extended on terms mutually acceptable to the Company and BET, BET shall be entitled, so long as BET is in compliance with the provisions of Paragraphs 6, 7, 8 and 9 of this Agreement, to payment of the annual amount payable to him pursuant to Section 3, hereof, over the three year period starting as of the Termination Date, defined below, in the same manner as payments are to be made pursuant to Section 3 hereof. For these purposes, the term Termination Date means the date as of which BET's services hereunder are terminated by the Company or the last day of the Term of this Agreement (or any written extension thereof).

            (b) The payments provided for under Section 5(a), hereof, shall not be made if (i) the termination of BET's services or the non-renewal or non-extension of this Agreement is in connection with BET's death or disability,
(ii) the termination of BET's services or the non-renewal or non-extension of this Agreement is for Cause, or (iii) BET voluntarily terminates this Agreement. For these purposes, the term "Cause" shall mean any act that constitutes embezzlement, theft, commission of a felony or proven dishonesty in the course of BET's services with the Company, any material violation of Paragraphs 6, 7, 8, or 9 of this Agreement, or any willful refusal to perform the normal duties of BET's position.

            (c) BET agrees that his benefit under the Company's Supplemental Executive Retirement Plan ("SERP") shall commence to be paid to him by reason of, and following, his separation from service, as provided for under the terms of the SERP, as amended to comply with applicable provisions of the Internal Revenue Code (the "Code") and applicable Treasury Regulations, including new Code Section 409A added by the American Jobs Creation Act of 2004; provided, however, that such payments on account of BET's separation from service shall not commence until the third anniversary of his separation from service (which is intended to coincide with the three year non-competition period(s) referred to in Paragraphs 6(i) and (ii) hereof).

         6. Non-Compete. During the longer of (i) the Term and for a period of three years thereafter, (ii) three years after any other termination of this Agreement, regardless of the reason; and (iii) the term of BET's service as a Vice Chairman of the Company, BET shall not, without the written consent of the Company, engage in any of the following prohibited activities (which shall be in addition to any restrictions or prohibitions contained in any other agreement between Bruce E. Toll and the Company):

            (a) BET shall not (as an individual, principal, agent, employee, advisor or otherwise) directly or indirectly, engage in activities relating to or render services:

                (i) to any firm or business in the homebuilding business, or

                (ii) so long as BET (including any immediate family members, trusts or other entities for the benefit of any such persons) is an officer, director, partner or limited partner of, or otherwise actively, directly or indirectly, engaged in the operation or activities of, a real estate investment trust (or related operating partnership) formed or sponsored by the Company, to any real estate investment trust (whether in corporate, trust or partnership form) or operating partnership (or other similar entity) affiliated with a real estate investment trust; provided that BET shall not be deemed to be an officer, director, partner or limited partner of a Company formed or sponsored real estate investment trust or related operating partnership by reason of his status or conduct as a shareholder or a director of the Company.

                (iii) so long as Dulles Green, L.P. (or its property), or its general partner, continues to be controlled or jointly controlled by BET, to any real estate investment trust (whether in corporate, trust or partnership form) or operating partnership (or other similar entity) affiliated with a real estate investment trust.


         These restrictions shall not prohibit BET from holding an interest in any public corporation or real estate investment trust in an amount less than 1% of any class of any such entity's outstanding equity securities.

            (b) BET shall not solicit, induce or encourage any employee, independent contractor, consultant or advisor to the Company to terminate his or her employment or other relationship with the Company;

            (c) BET shall not solicit, induce or encourage any customer or vendor of the Company to terminate its relationship with the Company, to cease doing business with the Company or to refrain from giving new business or additional business to the Company.

         Given the breadth of BET's responsibilities, the above restrictions shall apply (i) in all foreign countries in which the Company owned property or engaged in business during BET's service, and (ii) in any geographical area of the United States.

         BET further acknowledges that these restrictions, in view of his long employment, consulting, advisory and other relationships with the Company and the nature of the business in which the Company is engaged, are reasonable and necessary in order to protect the legitimate interests of the Company, and that any violation thereof would result in irreparable injuries to the Company, as to which the Company has no adequate remedy at law. BET, therefore, acknowledges that in the event of his violation of any of these restrictions, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief to restrain any such violation, plus reasonable legal fees, costs and expenses, incurred in connection with any such action which rights shall be cumulative to and in addition to any other rights or remedies to which the Company may be entitled to the extent permissible by the laws of the Commonwealth of Pennsylvania.

         7. Confidential Information. BET shall not, either during the Term or at any time thereafter, use for his own personal benefit, or disclose, communicate or divulge or use for the direct or indirect benefit of any person, firm, association or company other than the Company, any confidential information regarding the business methods, plans, policies, procedures, techniques, research or development projects or results, financial results and projections, trade secrets or other confidential knowledge or confidential processes or information of or developed by the Company, any confidential information furnished to the Company by customers or clients or any names and addresses of customers or clients or any data on or relating to past, present or prospective customers or clients or any other confidential information relating to or dealing with the business condition, operations or activities of the Company made known to BET or learned or acquired by him either while in the employ of the Company or during the Term or the term of the Original Consulting Agreement.

         8. Limitation on Authority. BET shall have no authority during the Term to enter into binding obligations on behalf of the Company without the express written consent of the Company, and shall not represent to any to any third party that he has such authority.


         9. Name Confusion. BET shall not use, in any personal or business venture with which he is associated, at any time during or after the Term of this Agreement, the name "Toll Brothers", or, for a period of two years following the execution of this Agreement, the name "Toll", in connection with any business name, nor shall he conduct, at any time during or after the Term of this Agreement, any business in a manner that may cause confusion with the Company name or business. Notwithstanding the above, this paragraph will not prohibit BET from conducting personal or business ventures (a) using the name Bruce Toll, Bruce E. Toll or Toll Management or (b) using the name "Toll" in conjunction with the name "Reedman" in connection with the automobile business.


         10. Death. This Agreement shall terminate upon the death of BET.

         11. Delegation; Assignability. BET's duties under this Agreement are not delegable by BET. This Agreement may be assigned by the Company to any successor in ownership of all or any part of the Company's business.

         12. Miscellaneous.


            (a) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

            (b) This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

            (c) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. The paragraph headings in this document are descriptive only and shall not be deemed to be a complete summary of the contents of such paragraph.

            (d) This Agreement, in addition to an "Agreement" dated June 6, 2000, between the parties (which was amended in the aforementioned Amendment Agreement, dated June 6, 2000), contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or implied, oral or written, except as herein contained or as provided in Paragraphs 9 and 12(e), hereof. The express terms hereof control and supersede any course of performance of the trade and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing.


            (e) This Agreement shall replace the Original Consulting Agreement and the Amendment Agreement, dated June 6, 2000 (except for Paragraph 1 of such Amendment Agreement), effective November 1, 2005, and the Original Consulting Agreement and Amendment Agreement, dated June 6, 2000 (except for Paragraph 1 of the Amendment Agreement), shall terminate effective that date, except that any rights existing as of 12 o'clock midnight, October 31, 2004 under the provisions of Sections 5, 6, 7 or 8 of the Original Consulting Agreement, as amended, may be enforced.

         WHEREFORE, with the intention of being legally bound, BET and Company hereby execute this Agreement on the date set forth below.


                                                 TOLL BROTHERS, INC.

                                                 Joel H. Rassman
                                                 -------------------------------
                                                 By: JOEL H .RASSMAN
                                                     Executive Vice President
                                                     and Chief Financial Officer

                                                 Bruce E. Toll
                                                 -------------------------------
                                                 BRUCE E. TOLL


Executed: February 3, 2005